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                              EMPLOYMENT AGREEMENT


     AGREEMENT by and between Pennsylvania Real Estate Investment Trust, an unincorporated association in business trust form (the "Company") and Jonathan
B. Weller (the "Executive"), dated as of the 14th day of December, 1993.

     1. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on January 31, 1994 or such earlier date as may be agreed by the parties (the "Commencement Date") and ending on the third anniversary of such date (the "Employment Period"); provided, however, that commencing on the date one year after the Commencement Date, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Employment Period shall not be so extended (a "Non-Renewal Notice").

     2. Terms of Employment. (a) Position and Duties. Commencing on the Commencement Date and for the remainder of the Employment Period, the Executive shall be President and Chief Operating Officer of the Company having responsibility for the day-to-day management of the Company. The Executive shall report to the Chairman of the Company and the Board of Trustees of the Company (the "Board"). Upon due election, the Executive shall serve as a Class A Trustee of the Company.

          (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $275,000. In the event the Annual Base Salary is raised, "Annual Base Salary" shall refer to such increased amount.

               (ii) Stock Options. The Executive shall be granted on the date hereof a nonqualified stock option (the "Option") to acquire 100,000 shares of the Company's common stock with a purchase price equal to the opening price of the Company's common stock on the American Stock Exchange on the date hereof (the "Initial Price"). The Option shall have a term of ten years and shall vest and become exercisable with respect to 25,000 shares after one year, with respect to an additional 25,000 shares after two years, an additional 25,000 shares after three years, and as to the final 25,000 shares, after four years, provided that the Option, and any other options subsequently granted to the Executive, shall vest and become immediately exercisable upon a Change of Control or upon a termination by the Company of the Executive's employment without Cause or by the Executive with Good Reason or upon Executive's death or Disability. Upon a termination of employment, any unexercised portion of the Option shall remain exercisable for 6 months following such termination; 9 months in the case of death or

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Disability. The Company agrees to submit a stock option plan to shareholders pursuant to which the Option will be approved at its next shareholder meeting.

               (iii) Employee Benefit Plans. During the Employment Period, the Executive shall be eligible to participate in all incentive, savings, welfare, insurance and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company. The Company agrees to establish a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") as soon as practicable after the date hereof. Subject to the Executive submitting to any required medical examination, the Company agrees to provide Executive with $1,500,000 of term life insurance at the Company's cost, which amount may be offset by any life insurance for the benefit of the Executive and his beneficiaries held by any retirement plan of the Company. Executive acknowledges that he will be required to pay all premiums for disability insurance.

               (iv) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive. In addition, subject to a limit of $1,000 per week, the Company shall reimburse the Executive for all expenses incurred in connection with relocating from New York City to the Greater Delaware Valley, including commuting expenses and temporary housing costs incurred through the earlier of September 1, 1994 or the time when the Executive secures permanent housing. In addition, the Company agrees to reimburse the Executive for all moving expenses in connection with the relocation described in the previous sentence.

               (v) Automobile. During the Employment Period, the Company shall provide the Executive with the lease of an automobile and payment of insurance, maintenance, operating costs and other related expenses.

               (vi) Vacation. During the Employment Period, the Executive shall be entitled to four weeks of paid vacation.

          (c) Executive's Obligations. (i) Doctor's Letter. Executive shall provide the Company with a letter from his doctor attesting to the fact that the Executive is in good health.

               (ii) Stock Acquisition. Executive agrees to invest a minimum of $250,000 in the stock of the Company.

     3. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such


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notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for six months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) Cause. The Company may terminate the Executive's employment during the Employment Period for cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from Executive's Disability), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or misconduct which is materially and demonstrably injurious to the Company.

          (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent with the Executive's position, authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any breach by the Company of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location more than 45 miles from the Company's headquarters as of the date hereof;

               (iv) delivery by the Company to the Executive of a Non-Renewal Notice.


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          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     4. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    A. the sum of (1) Executive's Annual Base Salary through the
               Date of Termination to the extent not theretofore paid, and (2) any accrued vacation pay in accordance with the Company's policies, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligation"); and

                    B. the amount obtained by multiplying the Executive's Annual
               Base Salary by the number of months remaining in the Employment Period on the Date of Termination, and dividing the result by 12; such amount shall then be discounted at the prime rate then prevailing at CoreStates Bank, N.A., assuming



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               such amount had been paid out over the remainder of the
               Employment Period in accordance with the Company's normal payroll practices.

               (ii) all stock options, restricted stock and other stock-based compensation shall become immediately exercisable or vested, as the case may be;

               (iii) for the remainder of the Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue health and welfare benefits [including life insurance] to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(ii) of this Agreement if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall cease.

               (iv) the Company shall provide the Executive with outplacement services of the Company's choice, the scope and provider of which shall be reasonably acceptable to the Executive;

               (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive upon termination under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

          (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation

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previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Upon a termination of the Executive's employment for Cause by the Company or by the Executive without Good Reason, the Executive shall forfeit all stock options that are not vested on the Date of Termination.

     5. Full Settlement; Legal Fees. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay all legal fees and expenses which the Executive has incurred in the preparation and negotiation of this Agreement, or may incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2), provided that the Company shall have no such obligation if the Executive does not substantially prevail in such contest.

     6. Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in the amount such that after payment by the Executive of all taxes and any benefits that result from the deductibility by the Executive of such taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.



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     7. Change of Control. For purposes of this Agreement, a Change of Control shall mean:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the


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combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     8. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



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                 If to the Executive:

                           Jonathan B. Weller
                           c/o Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019

                           Attention:  Adam D. Chinn

                 If to the Company:

                           Pennsylvania Real Estate Investment Trust
                           455 Pennsylvania Avenue, Suite 135
                           Fort Washington, PA 19034

                           Attention:  Chairman of the Board of Trustees

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right


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of the Executive to terminate employment for Good Reason pursuant to this
Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    JONATHAN B. WELLER


                                    s/Jonathan B. Weller
                                    --------------------------------------------

                                    PENNSYLVANIA REAL ESTATE
                                    INVESTMENT TRUST


                                    s/Sylvan M. Cohen, Trustee
                                    --------------------------------------------